UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2011

TAXMASTERS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	33-11986-LA	91-2008803
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

900 Town & Country Lane, Suite 400, Houston, TX	77024
(Address of principal executive offices)	(Zip Code)

(281) 497-5937
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02, Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Pursuant to notice from Chris Koscinski, the registrant’s Chief Financial Officer, of certain issues in the registrant’s financial statements, on September 8, 2011 and as amended on September 16, 2011, the registrant’s board of directors concluded that the previously issued financial statements for the fiscal year ended December 31, 2009 and 2010, for the first, second and third quarters of 2010 and the first quarter 2011 should no longer be relied upon. Additional information concerning these financial statements has been developed. This information is provided below.

As previously disclosed, the registrant’s board of directors relied upon an independent valuation firm to determine the expense amount to be relied upon in valuing the previously discussed issuance of four million (4,000,000) shares of restricted stock to Velvet International on July 27, 2010 for public relations services.  As previously disclosed, the independent appraiser, retained by the board of directors of the registrant, valued the shares at $356,014.  After consultation with advisors and review of FASB codification ASC 505-50-25-7, the registrant’s board of directors decided in its meeting on November 17, 2011 that it will use the closing trading price of registrant’s common shares on the date the shares issued to Velvet were earned.  The closing trading price of the registrant’s common shares was $0.631 per share on July 27, 2010.  Therefore, the value of four million shares on July 27, 2010 is $2,524,000.  This amount will be reflected in the restated financial statements of the registrant when filed as an expense and as an equity transaction.

As previously disclosed, the registrant’s board of directors has determined that the revenue as reported on the financial statements for the fiscal year ended December 31, 2010 cannot be relied upon. Based on revised information, the registrant has determined that the revenue has been overstated by $617,042.  This amount is lower than previously reported.

As previously stated in this amended 8-K filing, the registrant’s board of directors determined that the financial statements for the fiscal year ended December 31, 2009 and 2010, for the quarterly filings for 2010, and for the quarter ended March 31, 2011 should not be relied upon due to the above discussed adjustments plus the following adjustments: an understatement in deferred revenue, an understatement in accounts receivable, an overstatement in deferred taxes, and an overstatement in the note payable to related party. The note payable to related party is the note payable to Patrick Cox, the registrant’s Chief Executive Officer. As previously disclosed in this amended 8-K filing, the note payable will be reduced because of a bookkeeping overstatement of the amount from calculation of corporate taxes in the conversion of the registrant from an S corporation to a C corporation.

The registrant informed its independent registered public accounting firm, MaloneBailey LLP, of the matters disclosed above, and the registrant’s board of directors discussed these matters with
MaloneBailey, LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAXMASTERS, INC.

Date: November 28, 2011	By:	/s/ Christopher J. Koscinski
Christopher J. Koscinski
Chief Financial Officer